Exhibit 3.2

AMENDMENT No. 1
TO THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
NEW MOUNTAIN GUARDIAN IV UNLEVERED BDC, L.L.C.

This Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of New Mountain Guardian IV Unlevered BDC, L.L.C., a Delaware limited liability company (the “Company”), dated as of July 10, 2023 (this “Amendment”), is made and entered into by and among the Persons listed in the books and records of the Company as Members of the Company (collectively, the “Members”) and New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company, the Company’s Adviser.

W I T N E S S E T H

WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), and is currently governed by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 23, 2023 (the “LLC Agreement”);

WHEREAS, the board of directors of the Company (the “Board”), pursuant to Section 12.2 of the LLC Agreement, has the authority to change the name of the Company without the approval of the Company’s Members;

WHEREAS, the Board has approved the change of the Company’s name from “New Mountain Guardian IV Unlevered BDC, L.L.C.” to “New Mountain Guardian IV Income Fund, L.L.C.” and the adoption of this Amendment;

WHEREAS, pursuant to Section 12.4 of the LLC Agreement, each Member by executing a Subscription Agreement appointed each of the Fund, the Adviser and each director or any duly authorized representative of the Fund as its true and lawful representative and its attorney-in-fact, and agent of such Member, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all amendments to the LLC Agreement duly approved and adopted in accordance with Section 12.2 thereof;

WHEREAS, the parties hereto desire to amend the LLC Agreement as set forth herein; and

WHEREAS, all conditions to the amendment of the LLC Agreement in the manner set forth herein have been satisfied or waived.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

I.            AMENDMENTS.

A.            The LLC Agreement is hereby amended to change the name of the Company from “New Mountain Guardian IV Unlevered BDC, L.L.C.” to “New Mountain Guardian IV Income Fund, L.L.C.”. All references in the LLC Agreement to “New Mountain Guardian IV Unlevered BDC, L.L.C.” are hereby deleted and “New Mountain Guardian IV Income Fund, L.L.C.” is hereby substituted in lieu thereof.

B.            Notwithstanding any provision of the LLC Agreement to the contrary, Adam Weinstein is hereby designated as an “authorized person” of the Company within the meaning of the LLC Act, and is hereby authorized and directed to execute, deliver and file an Amended and Restated Certificate of Formation of the Company (the “Certificate”) with the Secretary of State of the State of Delaware (the “Secretary of State”) to reflect the change in name of the Company as set forth in this Amendment. Upon the filing of the Certificate with the Secretary of State, such person’s powers as an “authorized person” shall cease.

II.            MISCELLANEOUS.

A.            Successors and Assigns. This Amendment shall be binding upon, and shall inure to the benefit of, each of the parties hereto and their respective successors and assigns.

B.             Full Force and Effect. Except to the extent modified hereby, the LLC Agreement shall remain in full force and effect.

C.             Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

D.             Further Assurances. Each Member will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by the Board or the Adviser that may be necessary or desirable in order to carry out fully the purpose of this Amendment.

E.              Effectiveness of Amendment. This Amendment shall be effective as of the date first written above.

F.             Capitalized Terms. Capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

G.             Severability of Provisions. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.

H.             Electronic Signature. For the avoidance of doubt, a Person’s execution and delivery of this Amendment by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Amendment by or on behalf of such Person and shall bind such Person to the terms of this Amendment. The parties hereto agree that this Amendment and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Amendment by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Amendment, as may be reasonably requested by the Members.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

FUND:

NEW MOUNTAIN GUARDIAN IV UNLEVERED BDC, L.L.C.

/s/ Adam Weinstein
Name: Adam Weinstein
Title: Director and Executive Vice President

MEMBERS:

Each Member of the Company pursuant to powers of attorney contained in the Subscription Agreements and the LLC Agreement

/s/ Joseph Hartswell
Name: Joseph Hartswell, as attorney-in-fact for each of the Members

ADVISER:

NEW MOUNTAIN FINANCE ADVISERS BDC, L.L.C.

/s/ Adam Weinstein
Name: Adam Weinstein
Title: Authorized Person

[New Mountain Guardian IV Unlevered BDC, L.L.C. – Amendment to A&R LLCA (July 2023)]